                                                                    EXHIBIT 10.1


                               1996 STOCK PLAN OF
                                  INTERVU INC.
                      (Adopted Effective December 8, 1996)

                                TABLE OF CONTENTS


ARTICLE 1...........................................................INTRODUCTION   1

ARTICLE 2.........................................................ADMINISTRATION   1
   2.1  Committee Composition................................................  1
   2.2  Committee Responsibilities ..........................................  1

ARTICLE 3............................................SHARES AVAILABLE FOR GRANTS   2
   3.1  Basic Limitation.....................................................  2
   3.2  Additional Shares....................................................  2

ARTICLE 4............................................................ELIGIBILITY   2
   4.1  General Rules........................................................  2
   4.2  Outside Directors....................................................  2
   4.3  Incentive Stock Options..............................................  2

ARTICLE 5................................................................OPTIONS   2
   5.1  Stock Option Agreement...............................................  2
   5.2  Number of Shares.....................................................  3
   5.3  Exercise Price.......................................................  3
   5.4  Exercisability and Term..............................................  3
   5.5  Effect of Change in Control..........................................  3
   5.6  Modification or Assumption of Options................................  3

ARTICLE 6..............................................PAYMENT FOR OPTION SHARES   4
   6.1  General Rule.........................................................  4
   6.2  Surrender of Stock...................................................  4
   6.3  Exercise/Sale........................................................  4
   6.4  Exercise/Pledge......................................................  4
   6.5  Promissory Note......................................................  4
   6.6  Other Forms of Payment...............................................  4

ARTICLE 7......................................................RESTRICTED SHARES   4
   7.1  Time, Amount and Form of Awards......................................  4
   7.2  Payment for Awards...................................................  5
   7.3  Vesting Conditions...................................................  5

ARTICLE 8.............................................VOTING AND DIVIDEND RIGHTS   5

ARTICLE 9............................................PROTECTION AGAINST DILUTION   5
   9.1  Adjustments..........................................................  5
   9.2  Reorganizations......................................................  6

ARTICLE 10..............................................AWARDS UNDER OTHER PLANS   6

ARTICLE 11..............................PAYMENT OF DIRECTOR'S FEES IN SECURITIES   6
  11.1  Effective Date.......................................................  6
  11.2  Elections to Receive NSOs or Restricted Shares ......................  6
  11.3  Number and Terms of NSOs or Restricted Shares .......................  6

ARTICLE 12..................................................LIMITATION ON RIGHTS   6
  12.1  Retention Rights.......................................................6
  12.2  Stockholders' Rights...................................................6
  12.3  Regulatory Requirements................................................7

ARTICLE 13................................................LIMITATION ON PAYMENTS   7
  13.1  Basic Rule...........................................................  7
  13.2  Reduction of Payments................................................  7
  13.3  Overpayments and Underpayments.......................................  8
  13.4  Related Corporations.................................................  8

ARTICLE 14.....................................................WITHHOLDING TAXES   8
  14.1  General..............................................................  8
  14.2  Share Withholding....................................................  8
ARTICLE 15......................................ASSIGNMENT OR TRANSFER OF AWARDS   9
  15.1  General..............................................................  9
  15.2  Trusts...............................................................  9

ARTICLE 16....................................................FUTURE OF THE PLAN   9
  16.1  Term of the Plan.....................................................  9
  16.2  Amendment or Termination.............................................  9

ARTICLE 17...........................................................DEFINITIONS   10
ARTICLE 18.............................................................EXECUTION   12

                               1996 STOCK PLAN OF

                                  INTERVU INC.


      ARTICLE 1. INTRODUCTION.

      The Plan was adopted by the Board on December 8, 1996, subject to approval by the Company's stockholders, and shall be effective as of such date.

      The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or options (which may constitute incentive stock options or nonstatutory stock options).

      The Plan shall be governed by, and construed in accordance with, the laws of the State of California.

      ARTICLE 2. ADMINISTRATION.

      2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

      (a) Such requirements, if any, as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

      (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees, each composed of one or more officers of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Key Employees who are not "covered employees" under section 162(m)(3) of the Code.

      2.2 Committee Responsibilities. The Committee shall (a) select the Key Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards,
(c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

      ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

      3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares available for Restricted Shares and Options awarded under the Plan shall not exceed 500,000. Of the Common Shares available hereunder, no more than 20% in aggregate shall be available with respect to Outside Directors. The limitation of this Section 3.1 shall be subject to adjustment pursuant to
Article 9.

      3.2 Additional Shares. If Options are forfeited or if Options terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Restricted Shares are forfeited before any dividends have been paid with respect to such Shares, then such Shares shall again become available for Awards under the Plan.

      ARTICLE 4. ELIGIBILITY.

      4.1 General Rules. Only Key Employees (including, without limitation, independent contractors who are not members of the Board) shall be eligible for designation as Participants by the Committee.

      4.2 Outside Directors. The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Plan shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Outside Director.

      4.3 Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

      ARTICLE 5. OPTIONS.

      5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

      5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 9. Options granted to any Optionee in a single calendar year shall in no event cover more than 100,000 Common Shares, subject to adjustment in accordance with Article 9.

      5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than the par value of the Common Shares subject to such NSO. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

      5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. NSOs may also be awarded in combination with Restricted Shares, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares are forfeited.

      5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such option shall become fully exercisable as to all Common Shares subject to such option in the event that a Change in Control occurs with respect to the Company.

      5.6 Modification or Assumption of Options. Within the limitations of the Plan, the committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

      ARTICLE 6. PAYMENT FOR OPTION SHARES.

      6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

      (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

      (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

      6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares to the extent permitted under applicable law. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

      6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

      6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

      6.5 Promissory Note. To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note; provided that the par value of the Common Shares shall be paid in cash.

      6.6 Other Forms of Payment. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

      ARTICLE 7. RESTRICTED SHARES.

      7.1 Time, Amount and Form of Awards. Awards under the Plan may be granted in the form of Restricted Shares. Restricted Shares may also be awarded in combination with NSOs and such an Award may provide that the Restricted Shares will be forfeited in the event that the related NSOs are exercised.

      7.2 Payment for Awards. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash an amount at least equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company's treasury, no cash consideration shall be required of the Award recipients unless otherwise provided in the applicable Stock Award Agreement.

      7.3 Vesting Conditions. Each Award of Restricted Shares shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

      ARTICLE 8. VOTING AND DIVIDEND RIGHTS.

      The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other holders of Common Stock. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

      ARTICLE 9. PROTECTION AGAINST DILUTION.

      9.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options and Restricted Shares available for future Awards under Article 3, (b) the limitations set forth in
Section 0, (c) the number of NSOs to be granted to Outside Directors under
Section 4.2, (d) the number of Common Shares covered by each outstanding Option, or (e) the Exercise Price under each outstanding Option. Except as provided in this Article 9, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

      9.2 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

      ARTICLE 10. AWARDS UNDER OTHER PLANS.

      The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan.

      ARTICLE 11. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

      11.1 Effective Date. No provision of this Article 11 shall be effective unless and until the Board has determined to implement such provision.

      11.2 Elections to Receive NSOs or Restricted Shares. An outside Director may elect to receive his or her annual retainer payments and meeting fees, if any, from the Company in the form of cash, NSOs or Restricted Shares or a combination thereof, as determined by the Board. Such NSOs and Restricted Shares shall be issued under the Plan. An election under this Article 0 shall be filed with the Company on the prescribed form.

      11.3 Number and Terms of NSOs or Restricted Shares. The number of NSOs or Restricted Shares to be granted to Outside

Directors in lieu of annual retainers and meeting fees, if any, that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs or Restricted Shares shall also be determined by the Board.

      ARTICLE 12. LIMITATION ON RIGHTS.

      12.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant, advisor or director of the Company, a Parent or a Subsidiary. The Company and its Parents and Subsidiaries reserve the right to terminate the service of any employee, consultant, advisor or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment, consulting or other applicable agreement (if any).

      12.2 Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 7, 8 and 9.

      12.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

      ARTICLE 13. LIMITATION ON PAYMENTS.

      13.1 Basic Rule. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this
Article 0. For purposes of this Article 0, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 28OG of the Code.

      13.2 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 0, present value shall be determined in accordance with section 280G(d)(4) of the Code.
All determinations made by the Auditors under this Article 0 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

      13.3 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

      13.4 Related Corporations. For purposes of this Article 0, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

      ARTICLE 14. WTTHHOLDING TAXES.

      14.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

      14.2 Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

      ARTICLE 15. ASSIGNMENT OR TRANSFER OF AWARDS.

      15.1 General. An Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law, except as approved by the Committee. Notwithstanding the foregoing, ISOs may not be transferable. However, this Article 0 shall not preclude a Participant from designating a beneficiary who will receive any outstanding Awards in the event of the Participant's death, nor shall it preclude a transfer of Awards by will or by the laws of descent and distribution.

      15.2 Trusts. Neither this Article 0 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares to
(a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

      ARTICLE 16. FUTURE OF THE PLAN.

      16.1 Term of the Plan. The Plan, as set forth herein, was adopted on December 8, 1996, and shall become effective as of such date. The Plan shall remain in effect until it is terminated under Section 0, except that no ISOs shall be granted after December 7, 2006.

      16.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

      ARTICLE 17. DEFINITIONS.

      17.1 "Award" means any award of an Option or a Restricted Share under the Plan.

      17.2 "Board" means the Company's Board of Directors, as constituted from time to time.

      17.3 "Change in Control" shall be determined by the Committee. The term "Change in Control" shall not include a transaction, the sole purpose of which is to change the state of the Company's incorporation.

      17.4  "Code" means the Internal Revenue Code of 1986, as amended.

      17.5  "Committee", means a committee of the Board, as described in
Article 2.

      17.6  "Common Share" means one share of the common stock of the Company.

      17.7  "Company" means InterVU Inc., a Delaware corporation.

      17.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      17.9 "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

      17.10 "Fair Market Value" means the market price of Common Shares, determined by the Committee as follows;

      (a) If the Common Shares were traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported repre-sentative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Shares are quoted or, if the Common Shares are not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

      (b) If the Common Shares were traded over-the-counter on the date in question and were traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market System;

      (c) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

      (d) If none of the foregoing provisions is applicable, then the Fair Market value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

      17.11 "ISO" means an incentive stock option described in section 422(b) of the Code.

      17.12 "Key Employee" means (a) a common law employee of the Company, a Parent or a Subsidiary, (b) an Outside Director and (c) a consultant or adviser who provides services to the Company, a Parent or a Subsidiary as an independent contractor. Service as an Outside Director or as an independent contractor shall be considered employment for all purposes of the Plan, except as provided in Sections 4.2 and 4.3.

      17.13 "NSO" means a stock option not described in sections 422 or 423 of the Code.

      17.14 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

      17.15 "Optionee" means an individual or estate who holds an Option.

      17.16 "Outside Director" shall mean a member of the Board who is not a common-law employee of the Company, a Parent or a Subsidiary.

      17.17 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a


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date after the adoption of the Plan shall be considered a Parent commencing as of such date.

      17.18 "Participant" means an individual or estate who holds an Award.

      17.19 "Plan" means this 1996 Stock Plan of InterVU Inc., as amended from time to time.

      17.20 Restricted Share" means a Common Share awarded under the Plan.

      17.21 "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

      17.22 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

      17.23 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

      ARTICLE 18. EXECUTION.

      To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.


                                       INTERVU INC.


                                       By__________________________________



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